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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT



                                                    State of                               Name Under Which
             Subsidiary                          Incorporation                              Does Business
             ----------                          -------------                            -----------------

The Bank of Nashville                               Tennessee                           The Bank of Nashville

Subsidiaries of the Bank

TBON-Mooreland Joint                                                                    TBON-Mooreland Joint
Venture                                             Tennessee                           Venture

Machinery Leasing Company                                                               BON Leasing
of North America, Inc.                              Tennessee





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